QUITCLAIM DEED

STATE OF Nevada}

:ss.

COUNTY OF Elko

     THIS QUITCLAIM DEED, Executed this 12th day of December 2003, by Scoonover Exploration LLC whose address is:

P.O. Box 2021

Elko, Nevada 89803

 to Golden Patriot Corporation whose post office address is:

23 West Sahara Suite 500
Las Vegas, Nevada 89102

     WITNESSETH, that the said first party, for good consideration and for the sum of $3,500 paid by the said second party, the receipt whereof is hereby acknowledged, and a Production Royalty of two and one half percent (2.5%) of net smelter returns.

Net smelter returns shall be calculated for each calendar quarter in which net smelter returns are realized, and such royalty payments as are due Scoonover Exploration LLC hereunder shall be made within thirty (30) days following the end of the calendar quarter in which the net smelter returns were realized.  A statement summarizing the computation of net smelter returns shall accompany such payments.

Quarterly royalty payments will be provisional and subject to adjustment at the end of Golden Patriot Corporation’s accounting year.  If Scoonover Exploration LLC makes no written objection to the correctness of a royalty payment or its accompanying statement within two years from the date of such payment, such statement shall be conclusively deemed to be correct and such royalty payment sufficient and complete, and no exception or claim for adjustment shall thereafter be permitted.

 The term "net smelter returns" as used herein shall mean the net proceeds received by Golden Patriot Corporation from the sale of minerals from the Property after deductions for all of the following:

Custom smelting costs, treatment charges and penalties including, but without being limited to, metal losses, penalties for impurities and charges or deductions for refining, selling, and transportation from smelter to refinery and from refinery to market; provided, however, in the case of leaching operations, all processing and recovery costs incurred by Golden Patriot Corporation beyond the point at which the metal being treated is in solution shall be considered as treatment charges (it being agreed and understood, however, that such processing and recovery costs shall not include the cost of mining, crushing, dump preparation, distribution of leach solutions or other mining and preparation costs up to the point at which the metal goes into solution) ;

Cost of transporting mineral product from the concentrator to a smelter or other place of treatment; and

Production taxes, severance taxes and sales, privilege and other taxes measured by production or the value of production.

All payments and royalties payable hereunder may be made by Golden Patriot Corporation’s check, and delivery thereof shall be deemed completed on the mailing thereof to Scoonover Exploration LLC.

Said first party does hereby remise, release and quitclaim unto the said second party forever, all the right, title, claim and interest (excepting 2.5% production royalty) which the said first party has in and to the described mining claims in Exhibit A located in the County of Elko, State of Nevada.

     IN WITNESS WHEREOF, I have signed this Quitclaim Deed this ____ day of December 2003.

/s/ E.L. Hunsaker III

______________________________

______________________________

E.L. Hunsaker III Managing Member

Witness

Signed and sworn to before me

This_____day of _______________, 2003.

__________________________________

Notary Public

EXHIBIT A

Property

Those certain unpatented lode mining claims located in:

Sections 19 and 30 ; Township 29 North, Range 62 East, Pershing County, Nevada, more particularly described as follows:

CLAIM NAME

BLM SERIAL NUMBER

Debut 1

NMC853626

Debut 2

NMC853627

Debut 3

NMC853628

Debut 4

NMC853629

Debut 5

NMC853630

Debut 6

NMC853631

Debut 7

NMC853632

Debut 8

NMC853633

Debut 9

NMC853634

Debut 10

NMC853635

Debut 1

1

NMC853636

Debut 1

2

NMC853637

Debut 1

3

NMC853638

Debut 1

4

NMC853639

Debut 1

5

NMC853640

Debut 1

6

NMC853641